The information in this preliminary pricing supplement is not complete and may be changed.


Preliminary Pricing Supplement         SUBJECT TO COMPLETION       As Amended on
                                                                     May 9, 2008


Pricing Supplement dated May _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                    $
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.


General: This pricing supplement relates to thirty separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.


Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 May 27, 2008

Issuance Date:                May 30, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

 Coupon Payment Date (s):     The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:   August 26 2008

             Maturity Date:   August 29, 2008


Six Month Notes:

            Valuation Date:   November 24 2008

             Maturity Date:   November 28, 2008


Twelve Month Notes:

            Valuation Date:   May 26 2009

             Maturity Date:   May 29, 2009

Reference Stock:

No.  Principal Reference Stock                        Ticker   Coupon   Strike  Barrier   Term       Monitoring Method      CUSIP
---  --------- ---------------                        ------   ------   ------  -------   ----       -----------------      -----
      Amount                                                   Rate     Price    Price
      ------                                                   ----     -----    -----
744    $[ ]    Apple Inc.                              AAPL    14.75%   $[ ]     80%      3 month   Close of Trading Day   78008GCE0

745    $[ ]    Compass Minerals International, Inc.    CMP     17.65%   $[ ]     80%      3 month   Close of Trading Day   78008GCF7

746    $[ ]    Massey Energy Company                   MEE     15.00%   $[ ]     70%      3 month   Close of Trading Day   78008GCG5

747    $[ ]    Research In Motion Limited              RIMM    18.10%   $[ ]     75%      3 month   Close of Trading Day   78008GCH3

748    $[ ]    SanDisk Corporation                     SNDK    12.25%   $[ ]     70%      3 month   Close of Trading Day   78008GCJ9

750    $[ ]    Sears Holdings Corporation              SHLD    13.00%   $[ ]     65%      3 month   Close of Trading Day   78008GCL4

751    $[ ]    Solarfun Powers Holdings Co., Limited   SOLF    14.00%   $[ ]     60%      3 month   Close of Trading Day   78008GCM2

752    $[ ]    Target Corporation                      TGT     10.25%   $[ ]     75%      3 month   Close of Trading Day   78008GCN0

753    $[ ]    Tesoro Corporation                      TSO     21.00%   $[ ]     70%      3 month   Close of Trading Day   78008GCP5

754    $[ ]    Alcoa Inc.                              AA      13.50%   $[ ]     75%      6 month   Close of Trading Day   78008GCQ3

755    $[ ]    Apple Inc.                              AAPL    15.50%   $[ ]     80%      6 month   Close of Trading Day   78008GCR1

756    $[ ]    Bank of New York Mellon Corporation     BK      10.00%   $[ ]     80%      6 month   Close of Trading Day   78008GCS9

757    $[ ]    Barrick Gold Corporation                ABX     11.65%   $[ ]     75%      6 month   Close of Trading Day   78008GCT7

758    $[ ]    Bucyrus International, Inc.             BUCY    16.00%   $[ ]     70%      6 month   Close of Trading Day   78008GCU4

759    $[ ]    Foster Wheeler Ltd.                     FWLT    15.30%   $[ ]     70%      6 month   Close of Trading Day   78008GCV2

760    $[ ]    Goldcorp, Inc.                          GG      10.35%   $[ ]     70%      6 month   Close of Trading Day   78008GCW0

761    $[ ]    Intel Corporation                       INTC    10.35%   $[ ]     80%      6 month   Close of Trading Day   78008GCX8

762    $[ ]    Joy Global Inc.                         JOYG    15.10%   $[ ]     70%      6 month   Close of Trading Day   78008GCY6

763    $[ ]    Starbucks Corporation                   SBUX    10.00%   $[ ]     75%      6 month   Close of Trading Day   78008GCZ3

764    $[ ]    The Manitowoc Company, Inc.             MTW     13.05%   $[ ]     70%      6 month   Close of Trading Day   78008GDA7

765    $[ ]    The Shaw Group Inc.                     SGR     16.85%   $[ ]     70%      6 month   Close of Trading Day   78008GDB5

766    $[ ]    Suntech Power Holdings Co., Ltd.        STP     16.80%   $[ ]     50%      12 month  Close of Trading Day   78008GDC3

767    $[ ]    Valero Energy Corporation               VLO     10.00%   $[ ]     70%      12 month  Close of Trading Day   78008GDD1

768    $[ ]    Weyerhaeuser Company                    WY       8.75%   $[ ]     70%      12 month  Close of Trading Day   78008GDE9

769    $[ ]    Wells Fargo & Company                   WFC      8.05%   $[ ]     80%      3 month   Close of Trading Day   78008GDH2

770    $[ ]    General Motors Corporation              GM      17.35%   $[ ]     70%      3 month   Close of Trading Day   78008GDJ8

771    $[ ]    General Motors Corporation              GM      16.35%   $[ ]     60%      6 month   Close of Trading Day   78008GDK5

772    $[ ]    Nordstrom, Inc.                         JWN     14.00%   $[ ]     70%      6 month   Close of Trading Day   78008GDL3

773    $[ ]    Wells Fargo & Company                   WFC     11.00%   $[ ]     75%      6 month   Close of Trading Day   78008GDM1

774    $[ ]    Chicago Bridge & Iron Company N.V.      CBI     15.75%   $[ ]     70%      6 month   Close of Trading Day   78008GDN9


Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.




                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon#                                   100%                          [ ]%                         [ ]%
                                          $[ ]                          $[ ]                         $[ ]




                         RBC Capital Markets Corporation
                                   May _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                   If the closing          If the closing
                                 market price of the     market price of the
                                   Reference Stock         Reference Stock
                                 does not fall below       falls below the
                                 the Barrier Price on      Barrier Price on
                                  any day during the      any day during the      Hypothetical
                                  Monitoring Period:      Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of         Amount as
   Share Price as Percentage         Maturity as             Maturity as         Shares of the     Percentage of
              of                    Percentage of           Percentage of          Reference         Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GCE0 (AAPL): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCF7 (CMP): [ ]% of each stated interest payment (17.65% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCG5 (MEE): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCH3 (RIMM): [ ]% of each stated interest payment (18.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCJ9 (SNDK): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GCL4 (SHLD): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCM2 (SOLF): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GCN0 (TGT): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCP5 (TSO): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCQ3 (AA): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GCR1 (AAPL): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCS9 (BK): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCT7 (ABX): [ ]% of each stated interest payment (11.65% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GCU4 (BUCY): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCV2 (FWLT): [ ]% of each stated interest payment (15.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GCW0 (GG): [ ]% of each stated interest payment (10.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes


     o RevCon 78008GCX8 (INTC): [ ]% of each stated interest payment (10.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GCY6 (JOYG): [ ]% of each stated interest payment (15.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon 78008GCZ3 (SBUX): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDA7 (MTW): [ ]% of each stated interest payment (13.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDB5 (SGR): [ ]% of each stated interest payment (16.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDC3 (STP): [ ]% of each stated interest payment (16.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDD1 (VLO): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDE9 (WY): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes


     o RevCon 78008GDH2 (WFC): [ ]% of each stated interest payment (8.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDJ8 (GM): [ ]% of each stated interest payment (17.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDK5 (GM): [ ]% of each stated interest payment (16.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDL3 (JWN): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GDM1 (WFC): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GDN9 (CBI): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes


     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10030.

     o Compass Minerals International, Inc. (Compass) is a salt producer in North America and the United Kingdom. As of December 31, 2007, the Company operated 10 production and packaging facilities, including the rock salt mine in Goderich, Ontario and a salt mine in the United Kingdom in Winsford, Cheshire. The Company's product lines include salt and sulfate of potash, and it operates a records management business. Salt consists of sodium chloride, potassium chloride and magnesium chloride. These products are used for highway deicing, dust control, consumer deicing, water conditioning, consumer and industrial food preparation, agricultural and industrial applications. In addition, Compass is a producer of sulfate of potash (SOP), which is used in the production of specialty fertilizers for high-value crops and turf. In the United Kingdom, the Company operates a records management business utilizing excavated areas of its Winsford salt mine with two other locations in London, England.

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               o    Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31921.

     o Massey Energy Company (Massey) produces, processes and sells bituminous coal of steam and metallurgical grades, primarily of a low sulfur content, through its processing and shipping centers, called Resource Groups, many of which receive coal from multiple coal mines. Massey generates revenues through the mining, processing and selling of steam and metallurgical grade coal, as well as through other coal-related businesses, including the management of material handling facilities and a synfuel production plant. At January 31, 2008, the Company operated 47 mines, including 35 underground mines (one of which employ both room and pillar, and longwall mining) and 12 surface mines (with seven highwall miners in operation) in West Virginia, Kentucky and Virginia. Massey produces coal using four distinct mining methods: underground room and pillar, underground longwall, surface and highwall mining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07775.

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898.

     o SanDisk Corporation (SanDisk) designs, develops, markets and manufactures products and solutions in a variety of form factors using its flash memory, controller and firmware technologies. It primarily offers Not And (NAND) (electronic logic gate)-based flash storage cards. The Company sources majority of its flash memory supply through its significant venture relationships with Toshiba Corporation. SanDisk's cards are used in a range of consumer electronics devices, such as mobile phones, digital cameras, gaming devices and laptop computers. It also produces Universal Serial Bus drives (USB) drives, gaming consoles, Moving Picture Experts Group Layer-3 audio (MP3) players and other flash storage products that are embedded in a variety of systems for the enterprise, industrial, military and other markets. On January 13, 2006, SanDisk acquired Matrix Semiconductor, Inc. (Matrix). On November 19, 2006, the Company acquired msystems, Ltd., an Israel-based semiconductor company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26734.

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     o    Sears Holdings Corporation is the parent company of Kmart Holding
          Corporation (Kmart) and Sears, Roebuck and Co. (Sears). The Company is a broadline retailer with 2,317 full-line and 1,150 specialty retail stores in the United States operating through Kmart and Sears, and 380 full-line and specialty retail stores in Canada operating through Sears Canada Inc. (Sears Canada), a 70%-owned subsidiary. During the fiscal year ended February 2, 2008 (fiscal 2007), Sears Holdings Corporation operated three business segments: Kmart, Sears Domestic and Sears Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51217.

     o Solarfun Power Holdings Co., Ltd. (Solarfun) is a manufacturer of both photovoltaic (PV) cells and PV modules in China. The Company manufactures and sells a variety of PV cells and PV modules using manufacturing process technologies. All of its PV modules are produced using PV cells manufactured at Solarfun's own facilities. Solarfun sells its products both directly to system integrators and through third-party distributors. The Company also provides PV cell processing services for some of its silicon suppliers. Solarfun conducts its business in China, through its operating subsidiary, Jiangsu Linyang Solarfun Co., Ltd. (Linyang China). The Company also incorporated Shanghai Linyang Solar Technology Co., Ltd. (Shanghai Linyang) to provide system integration services in China. Solarfun operates four PV cell production lines, each with 30 megawatts of annual manufacturing capacity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33208.

     o Target Corporation (Target) operates general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company offers both everyday essentials and fashionable differentiated merchandise. Target's credit card operations represent an integral component of its core retail business. The Company also operates a fully integrated online business, Target.com. It operates Target general merchandise stores with a range of general merchandise and a limited assortment of food items, as well as SuperTarget stores with a line of food and general merchandise items. Target.com offers a range of general merchandise, including many items found in its stores and a complementary assortment, such as extended sizes and colors, sold only online. A significant portion of Target's sales is from national brand merchandise.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06049.

     o Tesoro Corporation is an independent petroleum refiners and marketers in the United States with two segments: refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (refining), and selling motor fuels and convenience products in the retail market (retail) through its 911 branded retail stations in 17 states. The Company's refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro Mirastar, Shell and USA Gasolinetm brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03473.

     o Alcoa Inc. (Alcoa) is a producer of primary aluminum, fabricated aluminum and alumina, and is active in all aspects of the industry, including technology, mining, refining, smelting, fabricating and recycling. Alcoa is a global company operating in 44 countries. In addition, the Company has investments and activities in Australia, Brazil, China, Iceland, Jamaica and Russia. Its operations consist of six business segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer. The Alumina segment primarily consists of a series of affiliated operating entities referred to as Alcoa World Alumina and Chemicals (AWAC). Alcoa owns 60% and Alumina Limited owns 40% of these individual entities. In November 2007, the Company announced the sale of its automotive castings business to Compass Automotive Group, LLC, a portfolio company of Monomoy Capital Partners, L.P.

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               o    Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610.

     o The Bank of New York Mellon Corporation (BNY Mellon) is a global financial services company. BNY Mellon's subsidiaries engage in trust and custody activities, investment management services, banking services and various securities-related activities. The Company operates through seven segments: Asset Management; Wealth Management; Asset Servicing; Issuer Services; Clearing and Execution Services; Treasury Services and Other. Bank of New York Mellon was formed in July 2007, through a merger between The Bank of New York Company, Inc. and Mellon Financial Corporation of Pittsburgh. In January 2008, the Company acquired ARX Capital Management, which is an independent asset management business. ARX Capital Management specializes in Brazilian multi-strategy, long/short and long only investment strategies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-52710.

     o Barrick Gold Corporation (Barrick) is engaged the production and sale of gold, as well as related activities such as exploration and mine development. Barrick also produces some copper and holds interests in a platinum group metals development project and a nickel development project, both located in Africa, and a platinum group metals project located in Russia. Barrick has four regional business units: North America, South America, Australia Pacific and Africa. Barrick concluded its offer for Arizona Star Resource Corp. (Arizona Star) in December 2007, acquiring an approximate 94% interest in Arizona Star. In March 2008, Barrick acquired the remaining shares of Arizona Star. In December 2007, it completed the acquisition of the Kainantu mineral property and over 2,900 square kilometers of exploration licenses in Papua New Guinea from Highlands Pacific Limited. In March 2008, it acquired an additional 40% interest in the Cortez property from Kennecott Explorations (Australia) Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09059.

     o Bucyrus International, Inc. designs, manufactures mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for equipment. The Company operates in two business segments: surface mining and underground mining. The Company's manufacturing facilities include Australia, China, Germany, Poland and the United States, and service and sales centers include Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States. The Company's surface mining equipment includes draglines, electric mining shovels and rotary blasthole drills. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871.

     o Foster Wheeler Limited operates through two business groups, the Global Engineering & Construction Group (Global E&C Group) and the Global Power Group. The Global E&C Group, which operates globally, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical and biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. The Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities globally. In February 2008, the Company completed the acquisition of Biokinetics. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305.

     o Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States. On July 24, 2007, Goldcorp sold 25% of the silver produced from its Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology products, primarily integrated circuits, for industries, such as computing and communications. The Company's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, consumer electronics and handheld devices, and networking and communications products. Its primary component-level products include microprocessors, chipsets and flash memory. The Company offers products at various levels of integration, allowing its customers the capability to create advanced computing and communications systems and products. As of December 29, 2007, the Company's operating segments included the Digital Enterprise Group (DEG), Mobility Group, NAND Products Group, Flash Memory Group, Digital Home Group, Digital Health Group and Software Solutions Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06217.

     o Joy Global Inc. (Joy) manufactures and services mining equipment for the extraction of coal and other minerals and ores. Its equipment is used in mining regions to mine coal, copper, iron ore, oil sands and other minerals. It operates in two business segments: underground mining machinery (Joy Mining Machinery or Joy) and surface mining equipment (P&H Mining Equipment or P&H). Joy is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. P&H is a major producer of surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. Sales of original equipment for the mining industry, as a class of products, accounted for 37% of Joy's consolidated sales for fiscal year ended October 26, 2007. In February 2008, Joy acquired N.E.S. Investment Co., and its subsidiary, Continental Global Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299.

     o Starbucks Corporation (Starbucks) purchases and roasts whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. Starbucks also sells coffee and tea products and licenses its trademark through other channels, and through certain of its equity investees, the Company produces and sells ready-to-drink beverages, which include, among others, bottled Frappuccino beverages and Starbucks DoubleShot espresso drinks, and a line of superpremium ice creams. All channels outside the Company-operated retail stores are collectively known as Specialty Operations. Its brand portfolio includes superpremium Tazo teas, Starbucks Hear Music compact discs, Seattle's Best Coffee and Torrefazione Italia coffee.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o The Manitowoc Company, Inc. diversified industrial manufacturer in three principal markets: Cranes and Related Products (Crane), Foodservice Equipment (Foodservice) and Marine. The Company's Crane business is a global provider of engineered lift solutions, which offers a line of lifting equipment. It designs, manufactures, markets, and supports a line of crawler cranes, mobile telescopic cranes, tower cranes, and boom trucks. Its Crane products are marketed under the Manitowoc, Grove, Potain, National, and Crane CARE brand names and are used in a wide variety of applications, including energy, petrochemical and industrial projects, infrastructure development, such as road, bridge and airport construction, commercial and high-rise residential construction, mining and dredging. On July 19, 2007, the Company acquired Shirke Construction Equipments Pvt. Ltd (Shirke).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11978.

     o The Shaw Group Inc. (Shaw) is a diverse engineering, technology, construction, fabrication, environmental and industrial services company. Shaw provides its services to a diverse customer base that includes multinational oil companies and industrial corporations, regulated utilities, independent and merchant power producers, government agencies and other equipment manufacturers. The Company delivers its services from more than 150 locations, including 22 international locations. On January 31, 2007, Shaw acquired all of the stock of Mid-States Pipe Fabrication, Inc. (MSPF). On June 29, 2007, the Company acquired all of the stock of EzeFlow (NJ) Inc., a manufacturer of pipe fittings for the power and process industries. The Company has six business segments: Fossil & Nuclear; Energy and Chemicals (E&C); Environmental and Infrastructure (E&I); Maintenance; Fabrication and Manufacturing (F&M), and Investment in Westinghouse.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12227.

     o Suntech Power Holdings Co., Ltd. (Suntech) is a solar energy company that designs, develops, manufactures and markets a variety of photovoltaic (PV) cells and modules. It also provides PV system integration services in China. The Company's products are used in a variety of residential, commercial, industrial and public utility applications in various markets. Suntech sells its products in various key solar energy markets worldwide, including Germany, Spain, the United States, China, Japan, Italy and South Korea. As of December 31, 2007, the average conversion efficiency rates of the Company's monocrystalline and multicrystalline silicon PV cells reached 16.4% and 14.9%, respectively. During the year ended December 31, 2007, the Company initiated the production of PV cells utilizing the Pluto technology, a next-generation PV technology that allows conversion efficiency rates in the range of 18.0% to 19.0% on PV cells manufactured with monocrystalline silicon wafers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32689.

     o Valero Energy Corporation (Valero) owns and operates 17 refineries located in the United States, Canada and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company's principal products include conventional and California Air Resources Board (CARB) gasolines, reformulated gasoline blendstock for oxygenate blending (RBOB), ultra-low-sulfur diesel, and oxygenates and other gasoline blendstocks. Valero also produces a substantial slate of middle distillates, jet fuel, and petrochemicals, in addition to lube oils and asphalt. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets. Effective July 1, 2007, the Company completed the sale of the Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175.

     o Weyerhaeuser Company is an integrated forest products company. The Company's business segments are Timberlands, which includes logs, chips and timber; Wood Products, which includes softwood lumber, engineered lumber, structural panels, hardwood lumber, and building materials distribution; Cellulose Fibers, which comprises pulp and liquid packaging board; Containerboard, Packaging and Recycling, which comprises containerboard, packaging and recycling; Real Estate, which comprises real estate development, construction and sales, and Corporate and Other. The Company grows and harvests trees, builds homes, and makes wood and paper products. It has operations in 13 countries and has customers worldwide. The Company manages 22 million acres of forests. On March 7, 2007, the Company's fine paper operations and related assets were divested.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04825


     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979.

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Nordstrom, Inc. is a fashion specialty retailer that offers a selection of apparel, shoes, cosmetics and accessories for women, men and children. As of February 2, 2008, the Company operated 157 stores located in 28 states in the United States. Nordstrom, Inc. offers a selection of brand name and private label merchandise. It offers its products through multiple channels including full-line Nordstrom stores, discount Nordstrom Rack stores, Jeffrey boutiques, catalogs and on the Internet at www.nordstrom.com. The Company's stores are located throughout the United States. In addition, it offers its customers a variety of payment products and services including its loyalty program. Its stores are located throughout the United States and the Company has 37 Faconnable boutiques located in France, Portugal, and Belgium. Nordstrom, Inc. operates in four business segments: Retail Stores, Credit, Direct and Other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15059.

     o Chicago Bridge & Iron Company N.V. together with its subsidiaries (CB&I) is an engineering, procurement and construction (EPC) company. The Company provides conceptual design, technology, engineering, procurement, fabrication, construction, commissioning and associated maintenance services to customers in the energy and natural resource industries. The segments of the Company include Central and South America (CSA); North America; Europe, Africa and Middle East (EAME), and others. CB&I serve four market sectors, which includes Liquefied Natural Gas (LNG), Energy Processes, Steel Plate Structures and Lummus Technologies. On November 16, 2007, the Company completed the acquisition of Lummus business from Asea Brown Boveri Ltd. (ABB).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12815.

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                             Historical Information


The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the second, third and fourth calendar quarters of 2004, the four quarters of 2005, 2006 and 2007, the first quarter of 2008 as well as for the period from April 1, 2008 through May 9, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)


     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               17.095                   12.745                   16.27
     7/1/2004             9/30/2004               19.635                   14.37                    19.375
    10/1/2004            12/31/2004               34.785                   18.825                   32.2

     1/1/2005             3/31/2005               45.44                    31.3                     41.67
     4/1/2005             6/30/2005               44.45                    33.11                    36.81
     7/1/2005             9/30/2005               54.56                    36.29                    53.61
    10/1/2005            12/30/2005               75.46                    47.87                    71.89

     1/1/2006             3/31/2006               86.4                     57.67                    62.72
     4/1/2006             6/30/2006               73.8                     55.41                    57.27
     7/1/2006             9/29/2006               77.78                    50.16                    76.98
    10/1/2006            12/29/2006               93.159                   72.6                     84.84

     1/1/2007             3/31/2007               97.8                     81.9                     92.91
     4/1/2007             6/30/2007              127.61                    89.6                    122.04
     7/1/2007             9/30/2007              155                      111.62                   153.47
    10/1/2007            12/31/2007              202.96                   150.63                   198.08

     1/1/2008             3/31/2008              200.26                   115.44                   143.5

     4/1/2008              5/9/2008              188.20                   143.61                   183.45




              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Compass Minerals International Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               20                       16.25                    19.38
     7/1/2004             9/30/2004               22.42                    18.6                     22.2
    10/1/2004            12/31/2004               24.4                     20.66                    24.23

     1/1/2005             3/31/2005               26.83                    21.58                    25.45
     4/1/2005             6/30/2005               26.67                    22.2                     23.4
     7/1/2005             9/30/2005               26.26                    22.85                    23
    10/1/2005            12/30/2005               25.38                    21.81                    24.54

     1/1/2006             3/31/2006               26.33                    21.98                    24.99
     4/1/2006             6/30/2006               27.75                    24.3                     24.95
     7/1/2006             9/29/2006               28.6                     24.51                    28.31
    10/1/2006            12/29/2006               34.69                    27.79                    31.56

     1/1/2007             3/31/2007               35.08                    30                       33.4
     4/1/2007             6/30/2007               36.5                     31.63                    34.66
     7/1/2007             9/30/2007               36.79                    30.54                    34.04
    10/1/2007            12/31/2007               44.45                    33.96                    41

     1/1/2008             3/31/2008               64.81                    35.29                    58.98

      4/1/08              5/9/2008                76.29                    59.50                    66.49




              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Massey Energy Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               28.21                    20.79                    28.21
     7/1/2004             9/30/2004               29.66                    24.59                    28.93
    10/1/2004            12/31/2004               36.96                    26.03                    34.95

     1/1/2005             3/31/2005               46.6                     31.8                     40.04
     4/1/2005             6/30/2005               42.15                    34.86                    37.72
     7/1/2005             9/30/2005               57                       37.76                    51.07
    10/1/2005            12/30/2005               52.59                    36.6201                  37.87

     1/1/2006             3/31/2006               41.53                    33.1                     36.07
     4/1/2006             6/30/2006               44.34                    32.15                    36
     7/1/2006             9/29/2006               37.05                    18.77                    20.94
    10/1/2006            12/29/2006               28                       19.31                    23.23

     1/1/2007             3/31/2007               26.35                    21.5501                  23.99
     4/1/2007             6/30/2007               30.73                    23.97                    26.65
     7/1/2007             9/30/2007               26.8                     16.01                    21.82
    10/1/2007            12/31/2007               37.9899                  21.49                    35.75

     1/1/2008             3/31/2008               44                       26.22                    36.5

     4/1/2008             5/9/2008                59.25                    35.33                    58.96



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Research In Motion Ltd.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               23.0867                  14.1683                  22.8167
     7/1/2004             9/30/2004               25.81                    17.4163                  25.4467
    10/1/2004            12/31/2004               34.52                    24.0567                  27.4733

     1/1/2005             3/31/2005               27.88                    20.0933                  25.4733
     4/1/2005             6/30/2005               28.1833                  20.6233                  24.5967
     7/1/2005             9/30/2005               27.4967                  22.3733                  22.7667
    10/1/2005            12/30/2005               23.15                    17                       22.0033

     1/1/2006             3/31/2006               30.1767                  20.95                    28.2933
     4/1/2006             6/30/2006               29.37                    20.3433                  23.2567
     7/1/2006             9/29/2006               34.8333                  20.7067                  34.2167
    10/1/2006            12/29/2006               47.5533                  32.9167                  42.5933

     1/1/2007             3/31/2007               49.0167                  39.9167                  45.4967
     4/1/2007             6/30/2007               66.86                    42.9333                  66.6633
     7/1/2007             9/30/2007              100.98                    61.54                    98.55
    10/1/2007            12/31/2007              137.01                    95.02                   113.4

     1/1/2008             3/31/2008              118.35                    80.2                    112.23

     4/1/2008             5/9/2008               135.85                   111.90                   132.77



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  SanDisk Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               33.25                    19.79                    21.69
     7/1/2004             9/30/2004               29.6                     19.28                    29.12
    10/1/2004            12/31/2004               31.96                    19.66                    24.97

     1/1/2005             3/31/2005               28.42                    20.25                    27.8
     4/1/2005             6/30/2005               29.03                    23.55                    23.73
     7/1/2005             9/30/2005               48.58                    23.41                    48.24
    10/1/2005            12/30/2005               65.49                    45.65                    62.82

     1/1/2006             3/31/2006               79.8                     52.15                    57.52
     4/1/2006             6/30/2006               66.2                     49.16                    50.98
     7/1/2006             9/29/2006               60.9447                  37.34                    53.54
    10/1/2006            12/29/2006               62.24                    41.9999                  43.03

     1/1/2007             3/31/2007               46.24                    35.82                    43.8
     4/1/2007             6/30/2007               49.61                    41.48                    48.94
     7/1/2007             9/30/2007               59.75                    47.14                    55.1
    10/1/2007            12/31/2007               55.98                    32.74                    33.17

     1/1/2008             3/31/2008               33.73                    19.54                    22.57

     4/1/2008              5/9/2008               30.58                    23.33                    29.18



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Sears Holdings Corp.
                                    (03 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               73.9                     40.66                    71.8
     7/1/2004             9/30/2004               90.2                     61.76                    87.47
    10/1/2004            12/31/2004              119.69                    84.91                    98.95

     1/1/2005             3/31/2005              138                       84.51                   133.17
     4/1/2005             6/30/2005              158.9                    128.75                   149.87
     7/1/2005             9/30/2005              163.5                    114.05                   124.43
    10/1/2005            12/30/2005              127.725                  111.64                   115.53

     1/1/2006             3/31/2006              139.49                   114.9                    131.83
     4/1/2006             6/30/2006              167.95                   130.38                   155.3
     7/1/2006             9/29/2006              164.85                   134.56                   158.09
    10/1/2006            12/29/2006              182.38                   156.3                    167.93

     1/1/2007             3/31/2007              189.97                   164.31                   180.16
     4/1/2007             6/30/2007              195.18                   166.82                   169.5
     7/1/2007             9/30/2007              174.5299                 123.39                   127.2
    10/1/2007            12/31/2007              152.91                    98.25                   102.05

     1/1/2008             3/31/2008              114                       84.72                   102.09

     4/1/2008              5/9/2008              111.66                    92.76                    93.19



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Solarfun Power Holdings Co. Ltd. (ADS)
                                    (07 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004                N/A                      N/A                      N/A
     7/1/2004             9/30/2004                N/A                      N/A                      N/A
    10/1/2004            12/31/2004                N/A                      N/A                      N/A

     1/1/2005             3/31/2005                N/A                      N/A                      N/A
     4/1/2005             6/30/2005                N/A                      N/A                      N/A
     7/1/2005             9/30/2005                N/A                      N/A                      N/A
    10/1/2005            12/30/2005                N/A                      N/A                      N/A

     1/1/2006             3/31/2006                N/A                      N/A                      N/A
     4/1/2006             6/30/2006                N/A                      N/A                      N/A
     7/1/2006             9/29/2006                N/A                      N/A                      N/A
    10/1/2006            12/29/2006               12.5                      9.9                     11.69

     1/1/2007             3/31/2007               17.1                     10.21                    12.57
     4/1/2007             6/30/2007               17.69                     8.22                    10.19
     7/1/2007             9/30/2007               15.7399                   8.68                    13.13
    10/1/2007            12/31/2007               37.85                     9.9                     32.65

     1/1/2008             3/31/2008               40.19                     8.95                    12.06

     4/1/2008             5/9/2008                17.36                    12.15                    14.85



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Target Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               47.4                     41.18                    42.47
     7/1/2004             9/30/2004               46.9                     40.03                    45.25
    10/1/2004            12/31/2004               54.14                    45.3                     51.93

     1/1/2005             3/31/2005               53.26                    47.75                    50.02
     4/1/2005             6/30/2005               56.24                    45.55                    54.41
     7/1/2005             9/30/2005               60                       49.89                    51.93
    10/1/2005            12/30/2005               59.29                    50.77                    54.97

     1/1/2006             3/31/2006               55.89                    51.9                     52.01
     4/1/2006             6/30/2006               55.13                    47.26                    48.87
     7/1/2006             9/29/2006               56.67                    44.7                     55.25
    10/1/2006            12/29/2006               60.34                    54.6                     57.05

     1/1/2007             3/31/2007               64.74                    56.61                    59.26
     4/1/2007             6/30/2007               65.07                    56.8                     63.6
     7/1/2007             9/30/2007               70.75                    56.06                    63.57
    10/1/2007            12/31/2007               68.5                     48.85                    50

     1/1/2008             3/31/2008               57.32                    47.01                    50.68

     4/1/2008              5/9/2008               55.10                    51.06                    52.24



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Tesoro Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               13.875                    8.875                   13.8
     7/1/2004             9/30/2004               15.85                    10.88                    14.765
    10/1/2004            12/31/2004               17.325                   13.875                   15.93

     1/1/2005             3/31/2005               19.1                     14.125                   18.51
     4/1/2005             6/30/2005               24.935                   17.025                   23.26
     7/1/2005             9/30/2005               35.91                    23.055                   33.62
    10/1/2005            12/30/2005               34.65                    26.015                   30.775

     1/1/2006             3/31/2006               36.99                    28.8355                  34.17
     4/1/2006             6/30/2006               37.87                    30.16                    37.18
     7/1/2006             9/29/2006               38.4                     26.475                   28.99
    10/1/2006            12/29/2006               36.55                    27.33                    32.885

     1/1/2007             3/31/2007               51.395                   31.465                   50.215
     4/1/2007             6/30/2007               64.65                    50.055                   57.15
     7/1/2007             9/30/2007               62                       42.64                    46.02
    10/1/2007            12/31/2007               65.98                    44.53                    47.7

     1/1/2008             3/31/2008               48.35                    26.55                    30

     4/1/2008              5/9/2008               33.40                    21.70                    21.96



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Alcoa Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               36.6                     28.51                    33.03
     7/1/2004             9/30/2004               33.7                     29.44                    33.59
    10/1/2004            12/31/2004               34.99                    30.63                    31.42

     1/1/2005             3/31/2005               32.29                    28.01                    30.39
     4/1/2005             6/30/2005               31.8                     25.91                    26.13
     7/1/2005             9/30/2005               29.98                    23.81                    24.42
    10/1/2005            12/30/2005               29.84                    22.28                    29.57

     1/1/2006             3/31/2006               32.2                     28.39                    30.56
     4/1/2006             6/30/2006               36.96                    28.55                    32.36
     7/1/2006             9/29/2006               34                       26.6                     28.04
    10/1/2006            12/29/2006               31.33                    26.39                    30.01

     1/1/2007             3/31/2007               36.05                    28.09                    33.9
     4/1/2007             6/30/2007               42.9                     33.63                    40.53
     7/1/2007             9/30/2007               48.77                    30.25                    39.12
    10/1/2007            12/31/2007               40.7                     33.22                    36.55

     1/1/2008             3/31/2008               39.67                    26.69                    36.06

     4/1/2008              5/9/2008               39.775                   33.65                    39.04



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Bank of New York Mellon Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               35.2131                  30.1357                  31.2487
     7/1/2004             9/30/2004               32.2769                  28.8849                  30.9201
    10/1/2004            12/31/2004               36.1353                  30.8459                  35.4251

     1/1/2005             3/31/2005               35.7113                  30.2523                  30.7929
     4/1/2005             6/30/2005               31.4819                  28.5457                  30.5067
     7/1/2005             9/30/2005               33.5277                  29.9979                  31.1745
    10/1/2005            12/30/2005               35.2979                  30.3795                  33.7609

     1/1/2006             3/31/2006               38.3718                  32.9447                  38.2022
     4/1/2006             6/30/2006               40.2798                  32.6585                  34.1319
     7/1/2006             9/29/2006               38.0644                  33.1673                  37.3755
    10/1/2006            12/29/2006               42.9828                  35.2555                  41.732

     1/1/2007             3/31/2007               46.0674                  39.824                   42.9828
     4/1/2007             6/30/2007               45.4738                  40.778                   43.9262
     7/1/2007             9/30/2007               46.93                    38.3                     44.14
    10/1/2007            12/31/2007               50.26                    42.93                    48.76

     1/1/2008             3/31/2008               49.4                     38.7                     41.73

     4/1/2008             5/9/2008                46.89                    40.38                    43.08



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Barrick Gold Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               24.16                    18.04                    19.75
     7/1/2004             9/30/2004               21.15                    18.14                    21.04
    10/1/2004            12/31/2004               25.52                    20.17                    24.22

     1/1/2005             3/31/2005               26.32                    21.27                    23.96
     4/1/2005             6/30/2005               25.9                     21.07                    25.03
     7/1/2005             9/30/2005               29.96                    23.35                    29.05
    10/1/2005            12/30/2005               29.12                    24.54                    27.87

     1/1/2006             3/31/2006               32.14                    25.1                     27.24
     4/1/2006             6/30/2006               36.03                    26.7                     29.6
     7/1/2006             9/29/2006               34.47                    27.61                    30.72
    10/1/2006            12/29/2006               31.64                    27.6305                  30.7

     1/1/2007             3/31/2007               32.56                    26.94                    28.55
     4/1/2007             6/30/2007               31.48                    27.71                    29.07
     7/1/2007             9/30/2007               41.13                    28.89                    40.28
    10/1/2007            12/31/2007               47.72                    37.05                    42.05

     1/1/2008             3/31/2008               54.74                    41.54                    43.45

     4/1/2008              5/9/2008               46.26                    37                       39.39



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc. (CI A)
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004                N/A                      N/A                      N/A
     7/1/2004             9/30/2004               23.6333                  12                       22.4
    10/1/2004            12/31/2004               28.1867                  17.9067                  27.0933

     1/1/2005             3/31/2005               31.1667                  23.1267                  26.04
     4/1/2005             6/30/2005               26.5                     21.0667                  25.32
     7/1/2005             9/30/2005               32.9733                  23.2733                  32.7533
    10/1/2005            12/30/2005               36.1667                  25.48                    35.1333

     1/1/2006             3/31/2006               49.4                     34.5867                  48.19
     4/1/2006             6/30/2006               60.71                    37.73                    50.5
     7/1/2006             9/29/2006               53.41                    38.56                    42.42
    10/1/2006            12/29/2006               52.12                    39.87                    51.76

     1/1/2007             3/31/2007               58.44                    44.63                    51.5
     4/1/2007             6/30/2007               73.19                    50.4                     70.78
     7/1/2007             9/30/2007               79.77                    56.7                     72.93
    10/1/2007            12/31/2007              104.36                    70.39                    99.39

     1/1/2008             3/31/2008              114                       67.32                   101.65

     4/1/2008             5/9/2008               137.50                    98.65                   136.54



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Foster Wheeler Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               18.3                     10.8                     14
     7/1/2004             9/30/2004               14                        4.4                      4.7
    10/1/2004            12/31/2004                8.5                      4.2                      7.935

     1/1/2005             3/31/2005                9.825                    6.2                      8.7
     4/1/2005             6/30/2005                9.885                    6.425                    9.83
     7/1/2005             9/30/2005               15.72                     9.67                    15.445
    10/1/2005            12/30/2005               18.945                   13.13                    18.39

     1/1/2006             3/31/2006               26.85                    17.9913                  23.655
     4/1/2006             6/30/2006               26.44                    17.43                    21.6
     7/1/2006             9/29/2006               22.43                    16.005                   19.295
    10/1/2006            12/29/2006               28.465                   19.025                   27.57

     1/1/2007             3/31/2007               29.795                   23.25                    29.195
     4/1/2007             6/30/2007               55.185                   28.965                   53.495
     7/1/2007             9/30/2007               68.394                   42.165                   65.64
    10/1/2007            12/31/2007               84.235                   63.24                    77.51

     1/1/2008             3/31/2008               85.65                    46.05                    56.62

     4/1/2008              5/9/2008               70.46                    55.86                    68.97



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Goldcorp Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               15.05                    10.11                    11.67
     7/1/2004             9/30/2004               13.94                    10.93                    13.86
    10/1/2004            12/31/2004               15.79                    13.02                    15.04

     1/1/2005             3/31/2005               15.51                    12.85                    14.21
     4/1/2005             6/30/2005               16.1                     12.04                    15.78
     7/1/2005             9/30/2005               21.06                    15.01                    20.04
    10/1/2005            12/30/2005               22.78                    17.49                    22.28

     1/1/2006             3/31/2006               30.44                    22.28                    29.25
     4/1/2006             6/30/2006               41.66                    24.07                    30.22
     7/1/2006             9/29/2006               31.59                    21.63                    23.6
    10/1/2006            12/29/2006               31.47                    20.35                    28.44

     1/1/2007             3/31/2007               29.49                    23.01                    24.02
     4/1/2007             6/30/2007               26.93                    22.36                    23.69
     7/1/2007             9/30/2007               30.99                    21                       30.56
    10/1/2007            12/31/2007               38.11                    29.25                    33.93

     1/1/2008             3/31/2008               46.3                     31.86                    38.75

     4/1/2008              5/9/2008               43.43                    33.83                    39.47



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Intel Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               29.01                    25.61                    27.6
     7/1/2004             9/30/2004               27.48                    19.64                    20.06
    10/1/2004            12/31/2004               24.99                    20.22                    23.39

     1/1/2005             3/31/2005               25.47                    21.89                    23.23
     4/1/2005             6/30/2005               28                       21.94                    26.02
     7/1/2005             9/30/2005               28.84                    23.8                     24.65
    10/1/2005            12/30/2005               27.4901                  22.53                    24.96

     1/1/2006             3/31/2006               26.63                    19.31                    19.46
     4/1/2006             6/30/2006               20.27                    16.75                    19
     7/1/2006             9/29/2006               20.95                    16.84                    20.57
    10/1/2006            12/29/2006               22.5                     20.03                    20.25

     1/1/2007             3/31/2007               22.3                     18.75                    19.13
     4/1/2007             6/30/2007               24.45                    19.03                    23.7399
     7/1/2007             9/30/2007               26.52                    22.09                    25.86
    10/1/2007            12/27/2007               27.99                    24.32                    26.66

     1/1/2008             3/31/2008               26.34                    18.05                    21.18

     4/1/2008              5/9/2008               23.89                    20.50                    23.537



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Joy Global Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               13.5556                  10.4267                  13.3067
     7/1/2004             9/30/2004               15.6889                  11.9689                  15.28
    10/1/2004            12/31/2004               19.8578                  14.3822                  19.3022

     1/1/2005             3/31/2005               26.1667                  17.1844                  23.3733
     4/1/2005             6/30/2005               25.8                     19.8467                  22.3933
     7/1/2005             9/30/2005               34.04                    22.0267                  33.64
    10/1/2005            12/30/2005               41.94                    27                       40

     1/1/2006             3/31/2006               61.91                    41.57                    59.77
     4/1/2006             6/30/2006               72.23                    44.75                    52.09
     7/1/2006             9/29/2006               53.85                    31.32                    37.57
    10/1/2006            12/29/2006               50.77                    35.59                    48.34

     1/1/2007             3/31/2007               55.8                     40.36                    42.9
     4/1/2007             6/30/2007               61.99                    42.43                    58.33
     7/1/2007             9/30/2007               65.5                     42.1                     50.86
    10/1/2007            12/27/2007               67.61                    48.76                    65.82

     1/1/2008             3/31/2008               72                       47.97                    65.16

     4/1/2008              5/9/2008               79.31                    62.76                    78.99



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               22.2                     18.37                    21.745
     7/1/2004             9/30/2004               24.2                     21.025                   22.73
    10/1/2004            12/31/2004               32.13                    22.645                   31.18

     1/1/2005             3/31/2005               31.67                    24.57                    25.83
     4/1/2005             6/30/2005               28.45                    22.29                    25.83
     7/1/2005             9/30/2005               27.195                   23.005                   25.05
    10/1/2005            12/30/2005               32.46                    24.86                    30.01

     1/1/2006             3/31/2006               38.11                    29.9                     37.63
     4/1/2006             6/30/2006               39.88                    34.6                     37.76
     7/1/2006             9/29/2006               38.33                    28.72                    34.05
    10/1/2006            12/29/2006               40.01                    33.61                    35.42

     1/1/2007             3/31/2007               36.61                    28.86                    31.36
     4/1/2007             6/30/2007               32.3                     25.22                    26.24
     7/1/2007             9/30/2007               28.6                     25.63                    26.2
    10/1/2007            12/31/2007               26.92                    19.89                    20.47

     1/1/2008             3/31/2008               21.01                    16.77                    17.5

     4/1/2008              5/9/2008               18.89                    15.39                    15.86



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Manitowoc Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004                8.4625                   7.34                     8.4625
     7/1/2004             9/30/2004                8.9025                   7.4625                   8.865
    10/1/2004            12/31/2004                9.9625                   8.125                    9.4125

     1/1/2005             3/31/2005               10.6475                   8.575                   10.0975
     4/1/2005             6/30/2005               10.6575                   8.9825                  10.255
     7/1/2005             9/30/2005               12.7                     10.2875                  12.5625
    10/1/2005            12/30/2005               13.5                     11.375                   12.555

     1/1/2006             3/31/2006               23.8475                  12.41                    22.7875
     4/1/2006             6/30/2006               28.015                   17                       22.25
     7/1/2006             9/29/2006               23.58                    17.325                   22.395
    10/1/2006            12/29/2006               31.33                    22.305                   29.715

     1/1/2007             3/31/2007               33                       25.67                    31.765
     4/1/2007             6/30/2007               42.2                     31.445                   40.19
     7/1/2007             9/30/2007               44.96                    32.96                    44.28
    10/1/2007            12/31/2007               51.49                    37.5                     48.83

     1/1/2008             3/31/2008               48.9                     30.07                    40.8

     4/1/2008              5/9/2008               45.47                    34.79                    40.82



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Shaw Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               13.33                     9.9                     10.13
     7/1/2004             9/30/2004               12.19                     8.89                    12
    10/1/2004            12/31/2004               17.95                    11.22                    17.85

     1/1/2005             3/31/2005               23.3                     15.43                    21.8
     4/1/2005             6/30/2005               22.37                    17.6                     21.51
     7/1/2005             9/30/2005               25.11                    16.14                    24.66
    10/1/2005            12/30/2005               31.7499                  19.876                   29.09

     1/1/2006             3/31/2006               36.08                    27.83                    30.4
     4/1/2006             6/30/2006               34                       23.25                    27.8
     7/1/2006             9/29/2006               27.8                     19.55                    23.64
    10/1/2006            12/29/2006               35.73                    22.39                    33.5

     1/1/2007             3/31/2007               34.55                    28.6                     31.27
     4/1/2007             6/30/2007               46.38                    29.022                   46.29
     7/1/2007             9/30/2007               61.56                    40.12                    58.1
    10/1/2007            12/31/2007               77.3                     51.9                     60.44

     1/1/2008             3/31/2008               69.25                    45                       47.14

     4/1/2008              5/9/2008               57                       47.34                    49.27



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Suntech Power Holdings Co. Ltd. (ADS)
                                    (06 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004                N/A                      N/A                      N/A
     7/1/2004             9/30/2004                N/A                      N/A                      N/A
    10/1/2004            12/31/2004                N/A                      N/A                      N/A

     1/1/2005             3/31/2005                N/A                      N/A                      N/A
     4/1/2005             6/30/2005                N/A                      N/A                      N/A
     7/1/2005             9/30/2005                N/A                      N/A                      N/A
    10/1/2005            12/30/2005               28.3                     15                       27.25

     1/1/2006             3/31/2006               45.95                    25.5                     36.99
     4/1/2006             6/30/2006               41.5                     21.4                     28.25
     7/1/2006             9/29/2006               32.71                    21.57                    25.83
    10/1/2006            12/29/2006               34.95                    23.15                    34.01

     1/1/2007             3/31/2007               40.49                    31.61                    34.61
     4/1/2007             6/30/2007               39.58                    31.41                    36.47
     7/1/2007             9/30/2007               44.94                    31.76                    39.9
    10/1/2007            12/31/2007               88.65                    37.52                    82.32

     1/1/2008             3/31/2008               90                       28.19                    42.97
     4/1/2008              5/9/2008               51.75                    40.33                    44.30



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Valero Energy Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               18.725                   13.9725                  18.44
     7/1/2004             9/30/2004               20.2975                  15.895                   20.0525
    10/1/2004            12/31/2004               23.91                    19.415                   22.7

     1/1/2005             3/31/2005               38.575                   21.005                   36.635
     4/1/2005             6/30/2005               41.125                   28.9                     39.555
     7/1/2005             9/30/2005               58.625                   39.375                   56.53
    10/1/2005            12/30/2005               58.145                   45.855                   51.6

     1/1/2006             3/31/2006               63.7                     47.99                    59.78
     4/1/2006             6/30/2006               70.75                    55.19                    66.52
     7/1/2006             9/29/2006               68.83                    46.84                    51.47
    10/1/2006            12/29/2006               57.09                    47.52                    51.16

     1/1/2007             3/31/2007               66.02                    47.66                    64.49
     4/1/2007             6/30/2007               77.89                    63.53                    73.86
     7/1/2007             9/30/2007               78.68                    60                       67.18
    10/1/2007            12/31/2007               75.75                    60.8                     70.03

     1/1/2008             3/31/2008               71.12                    44.94                    49.11

     4/1/2008             5/9/2008                55                       44.55                    44.56



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Weyerhaeuser Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               68.05                    55.06                    63.12
     7/1/2004             9/30/2004               66.5                     57.9                     66.48
    10/1/2004            12/31/2004               68.59                    59.59                    67.22

     1/1/2005             3/31/2005               69.85                    61.8                     68.5
     4/1/2005             6/30/2005               71.85                    61.77                    63.65
     7/1/2005             9/30/2005               69.96                    62.77                    68.75
    10/1/2005            12/30/2005               68.47                    60.62                    66.34

     1/1/2006             3/31/2006               74.5                     65.85                    72.43
     4/1/2006             6/30/2006               75.5                     56.63                    62.25
     7/1/2006             9/29/2006               63.52                    54.25                    61.53
    10/1/2006            12/29/2006               75.5                     60.25                    70.65

     1/1/2007             3/31/2007               87.09                    70.71                    74.74
     4/1/2007             6/30/2007               84.85                    74.17                    78.93
     7/1/2007             9/30/2007               84.287                   59.67                    72.3
    10/1/2007            12/31/2007               78                       66.68                    73.74

     1/1/2008             3/31/2008               73.75                    58.25                    65.04

     4/1/2008              5/9/2008               67.25                    60.07                    62.68



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Wells Fargo & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               29.86                    27.16                    28.615
     7/1/2004             9/30/2004               29.93                    28.06                    29.815
    10/1/2004            12/31/2004               32.02                    28.775                   31.075

     1/1/2005             3/31/2005               31.375                   29.075                   29.9
     4/1/2005             6/30/2005               31.11                    28.885                   30.79
     7/1/2005             9/30/2005               31.435                   29                       29.285
    10/1/2005            12/30/2005               32.35                    28.81                    31.415

     1/1/2006             3/31/2006               32.755                   30.31                    31.935
     4/1/2006             6/30/2006               34.855                   31.9                     33.54
     7/1/2006             9/29/2006               36.89                    33.355                   36.18
    10/1/2006            12/29/2006               36.99                    34.9                     35.56

     1/1/2007             3/31/2007               36.64                    33.01                    34.43
     4/1/2007             6/30/2007               36.49                    33.93                    35.17
     7/1/2007             9/30/2007               37.99                    32.66                    35.62
    10/1/2007            12/31/2007               37.78                    29.29                    30.19

     1/1/2008             3/31/2008               34.56                    24.38                    29.1
     4/1/2008              5/9/2008               32.40                    27.08                    29.33




              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               50.04                    42.88                    46.59
     7/1/2004             9/30/2004               46.93                    40.53                    42.48
    10/1/2004            12/31/2004               43.29                    36.9                     40.06

     1/1/2005             3/31/2005               40.8                     27.98                    29.39
     4/1/2005             6/30/2005               36.65                    24.67                    34
     7/1/2005             9/30/2005               37.7                     30.21                    30.61
    10/1/2005            12/30/2005               31.5                     18.33                    19.42

     1/1/2006             3/31/2006               24.6                     18.47                    21.27
     4/1/2006             6/30/2006               30.56                    19                       29.79
     7/1/2006             9/29/2006               33.64                    27.12                    33.26
    10/1/2006            12/29/2006               36.56                    28.49                    30.72

     1/1/2007             3/31/2007               37.24                    28.81                    30.64
     4/1/2007             6/30/2007               38.66                    28.86                    37.8
     7/1/2007             9/30/2007               38.27                    29.1                     36.7
    10/1/2007            12/31/2007               43.2                     24.5                     24.89

     1/1/2008             3/31/2008               29.28                    17.47                    19.05
     4/1/2008              5/9/2008               24.24                    18.72                    20.29



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Nordstrom Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               22.5                     17.425                   21.305
     7/1/2004             9/30/2004               23.15                    18.03                    19.12
    10/1/2004            12/31/2004               23.66                    19.095                   23.365

     1/1/2005             3/31/2005               27.855                   22.71                    27.69
     4/1/2005             6/30/2005               35.1                     24.45                    33.985
     7/1/2005             9/30/2005               37.96                    30.95                    34.32
    10/1/2005            12/30/2005               39                       30.41                    37.4

     1/1/2006             3/31/2006               42.9                     36.3                     39.18
     4/1/2006             6/30/2006               42.17                    33.41                    36.5
     7/1/2006             9/29/2006               43.99                    31.77                    42.3
    10/1/2006            12/29/2006               51.4                     42.11                    49.34

     1/1/2007             3/31/2007               59.7                     49.35                    52.94
     4/1/2007             6/30/2007               56.96                    48.6                     51.12
     7/1/2007             9/30/2007               53.47                    42.7                     46.89
    10/1/2007            12/31/2007               50.51                    30.46                    36.73

     1/1/2008             3/31/2008               40.59                    28                       32.6
     4/1/2008              5/9/2008               38.12                    32.39                    34.39



             PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Chicago Bridge & Iron Co. N.V.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004               15.175                   10.8                     13.925
     7/1/2004             9/30/2004               15.225                   13.25                    14.995
    10/1/2004            12/31/2004               20.56                    14.49                    20

     1/1/2005             3/31/2005               23.865                   17.825                   22.015
     4/1/2005             6/30/2005               25.25                    18.25                    22.86
     7/1/2005             9/30/2005               33                       22.83                    31.09
    10/1/2005            12/30/2005               32.75                    19.49                    25.21

     1/1/2006             3/31/2006               31.85                    19.6                     24
     4/1/2006             6/30/2006               27.5                     21.78                    24.15
     7/1/2006             9/29/2006               27.78                    22.75                    24.06
    10/1/2006            12/29/2006               29.75                    23.17                    27.34

     1/1/2007             3/31/2007               31.5                     25.79                    30.75
     4/1/2007             6/30/2007               40.19                    30.1                     37.74
     7/1/2007             9/30/2007               44.84                    30                       43.06
    10/1/2007            12/31/2007               63.22                    41.49                    60.44

     1/1/2008             3/31/2008               63.5                     35.21                    39.24
     4/1/2008              5/9/2008               49.82                    37.50                    39.52



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about May 30, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                   May , 2008